EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121940) pertaining to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan, the Registration Statement on Form S-8 (No. 333-102765) pertaining to Carmike Cinemas, Inc. Non-Employee Directors Long-Term Stock Incentive Plan, the Registration Statement on Form S-8 (No. 333-102764) pertaining to Carmike Cinemas, Inc. Employee and Consultant Long-Term Stock Incentive Plan, and the Registration Statement on Form S-8 (No. 333-85194) pertaining to Carmike Cinemas, Inc. 2002 Stock Plan of our report dated March 3, 2003, except for the restatement for lease accounting as described in the Company’s Form 10-K/A filed on December 6, 2004, as to which the date is December 6, 2004, with respect to the consolidated financial statements and schedule of Carmike Cinemas, Inc. and subsidiaries for the year end December 31, 2002 included in the Annual Report (Form 10-K), for the year ended December 31, 2004.
/s/ Ernst & Young LLP
November 9, 2005
Atlanta, Georgia